Brown & Wood LLP
                     One World Trade Center
                   New York, N.Y.  10048-0557
                    Telephone:  212-839-5300
                    Facsimile:  212-839-5599



March 24, 1997


Merrill Lynch Asset Builder Program, Inc.
P.O. Box 9011
Princeton, New Jersey  08543-9011

Ladies and Gentlemen:

     This opinion is furnished in connection
with the notice (the "Notice") to be filed by Merrill Lynch Asset Builder Program, Inc., a
Maryland corporation (the "Program"), with the Securities and Exchange Commission pursuant to Rule 24f-2 under the Investment Company Act of
1940, as amended. The Notice is being filed to make definite the registration under the Securities Act of 1933, as amended, of 5,988,187 shares of common stock, par value $.10 per share, of the Program (the "Shares") which were sold during the Program's fiscal year ended
January 31, 1997.  The Shares consist of
296,550 shares of common stock of Merrill Lynch
U.S. Government Securities Portfolio
(the "Government Securities Portfolio");
2,014,543 shares of common stock of
Merrill Lynch Global Opportunity Portfolio the "Global Opportunity Portfolio");
1,688,333 shares of common stock of
Merrill Lynch Fundamental Value Portfolio the "Fundamental Value Portfolio");
389,810 shares of common stock of Merrill
Lynch Quality Bond Portfolio (the "Quality
Bond Portfolio"); and 1,598,951 shares of common stock of Merrill Lynch Growth
Opportunity Portfolio (the "Growth
Opportunity Portfolio").  The Government
Securities, Global Opportunity, Fundamental
Value, Quality Bond and Growth Opportunity
Portfolios comprise all of the series of the Program currently offering their shares to the public.
     As counsel for the Program, we are
familiar with the proceedings taken by
it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Program, as amended, the By-Laws of the Program and such other documents as we have deemed relevant to the matters referred to in this opinion.
     Based upon the foregoing, we are of
the opinion that the Shares are legally
issued, fully paid and non-assessable.
     We hereby consent to the filing of this
opinion with the Securities and Exchange
Commission as an attachment to the Notice.
               Very truly yours,

              s/ Brown & Wood LLP